EXHIBIT 10.19

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                                LOAN TERMS TABLE

Note Date: September 24, 1999

Borrower: Innkeepers RI Northwest, L.P., a Virginia limited partnership and Innkeepers Summerfield General, L.P., a Virginia limited partnership

Servicing No: 3091477

Original Principal Amount: $58,000,000.00

Borrower's TIN: 65-0807740 and 65-0773856

Loan No.: 51579

Note Rate: 7.16%

Monthly Payment Amount: (a) a payment of interest only in the amounts set forth on Schedule 1 attached hereto in months one (1) through thirty-six (36); and (b) a payment of principal and interest in the amount of $436,918.21 in months thirty-seven (37) through one hundred twenty (120).

Amortization Commencement Date: November 1, 2002  Maturity Date: October 1, 2009

Lockout Period: Beginning on the date of this Note and ending on August 1, 2009.

Specified U.S. Treasury Security: 5.50 % U.S. Treasury Security due May, 2009

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                                 PROMISSORY NOTE

                  FOR VALUE RECEIVED, the borrower described in the Loan Terms Table set forth above (the "Borrower") promises to pay to the order of BANK OF AMERICA, N.A., its successors and assigns (the "Lender"), the Original Principal Amount (as outstanding from time to time, the "Principal Amount") under the terms and conditions of this promissory note (the "Note") and in accordance with the loan agreement of even date herewith by and between the Borrower and the Lender (the "Loan Agreement"). This Note is secured by certain deeds of trust or mortgages of even date on certain property of the Borrower (collectively the "Security Instrument") and other agreements by and between the Borrower and the Lender. The Loan Terms Table is a part of this Note and all terms used in this Note which are defined in the Loan Terms Table shall have the meaning set forth therein. Except as expressly provided otherwise in this Note, the defined terms in the Loan Documents (as defined in the Loan Agreement) are used herein with the same meaning. All of the terms, definitions, conditions and covenants of the Loan Documents are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length. Any holder of this Note is entitled to the benefits of and remedies provided in the Loan Documents. Any Event of Default under any of the Loan Documents is an Event of Default under the terms of this Note.

                  1. Interest. The outstanding Principal Amount of the loan evidenced by this Note (the "Loan") shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a 360 day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Note, interest shall be paid in arrears.

                  2. Principal and Interest Payments. The Principal Amount and interest thereon shall be payable at the Lender's offices at P.O. Box 98672, Las Vegas, Nevada 89193-8672, Attn: Commercial Mortgage

Servicing #1777, or at such other place as the Lender may designate in writing. An initial payment is due on the date hereof for prepaid interest through and including the last day of the month in which this Note is executed. Thereafter, for the period through and including the thirty-sixth month of the term of the Loan a payment of interest only shall be made on the first day of each month (each a "Scheduled Payment Date"). Thereafter, except as may be adjusted in accordance with the immediately following sentence, payment shall be made in consecutive monthly installments of principal and interest in an amount equal to the Monthly Payment Amount on the first day of each month beginning on the Amortization Commencement Date, until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date. The Monthly Payment Amount for months one (1) through thirty-six (36) is calculated based on the daily rate produced assuming a 360 day year, multiplied by the actual number of days elapsed. The Monthly Payment Amount for months thirty-seven (37) through one hundred twenty
(120) is $436,918.21, which was calculated according to an amortization schedule for a loan having (a) an original principal amount equal to the Original Principal Amount, (b) an amortization term of twenty-two (22) years, and (c) an annual interest rate equal to the Note Rate, computed on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each. The Borrower expressly understands and agrees that such computation of interest based on a 360 day year consisting of 12 months of 30 days each is solely for the purpose of determining the Monthly Payment Amount, and, notwithstanding such computation, interest shall accrue on the outstanding Principal Amount of this Note as provided in paragraph 1 above. The Borrower understands and acknowledges that such computation results in more interest accruing on the Loan than if either a 30 day month and a 360 day year or the actual number of days and a 365 day year were used to compute the accrual of interest on the Loan. The Borrower recognizes that such computation will not fully amortize the Loan within the amortization period set forth in clause (b) above. Following any partial prepayment occurring solely as a result of the application of insurance proceeds or condemnation awards pursuant to the terms of the Loan Agreement, the Lender may, in its sole discretion, adjust the Monthly Payment Amount to give effect to any such partial prepayment, provided, however, that in no event will any such adjustment result in any such installment becoming due and payable on any date after the Maturity Date.

                  3. Late Charges. In the event any payment of interest or principal is not received prior to the 10th day after the same is due (or such greater period, if any, required by applicable law), the Borrower will pay to the Lender a late charge of four percent (4%) of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrower a right to cure a Default Condition. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Loan Documents.

                  4. Prepayment. Except as otherwise expressly permitted by this Section 4, no voluntary prepayments, whether in whole or in part, of the outstanding Principal Amount or any other amount at any time due and owing under this Note can be made by the Borrower or any other Person. Notwithstanding the foregoing, Borrower shall have the right to make a voluntary prepayment in whole or in part of the outstanding Principal Amount and any other amounts due and payable under this Note without paying a prepayment premium during the two (2) months preceding the Maturity Date.

                  (a) Lockout Period. The Borrower has no right to make any voluntary prepayment, whether in whole or in part, of the outstanding Principal Amount or any other amount under this Note at any time during the Lockout Period. Notwithstanding the foregoing, if either (i) the Lender, in its sole discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, the Borrower shall, in addition to any portion of the outstanding Principal Amount prepaid (together with all interest accrued and unpaid thereon), pay to the Lender a prepayment premium in an amount calculated in accordance with Section 4(d) hereof.

                  (b)      Defeasance.

                  (i) Notwithstanding any provisions of this Section 4 to the contrary, at any time commencing with the sooner of (x) the date which is twenty-five (25) months after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit," within the meaning of
         Section 860D of the Code, that holds this Note; or (y) the forty-ninth
         (49th) full calendar month following final disbursement of the Loan proceeds, and provided no Event of Default has occurred hereunder or under any of the Loan Documents which is not cured within any applicable grace period or cure period, the Borrower may cause the release of the Premises from the lien of the Security Instrument and the other Loan Documents upon the satisfaction of the following conditions:

                           (A) not less than sixty (60) (but not more than one hundred twenty (120)) days prior written notice shall be given to the Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the "Release Date"), such date being on a Scheduled Payment Date;

                           (B) all accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to the Release Date, including, without limitation, all reasonable fees, costs and expenses incurred by the Lender and its agents in connection with such release (including, without limitation, the review of the materials described in subsection 4(b)(i)(C) below and any related documentation), shall be paid in full on or prior to the Release Date; and

                           (C) the Borrower shall deliver to the Lender on or prior to the Release Date:

                                    (1)      a pledge and security agreement, in
                           form and substance that would be satisfactory to a prudent lender, creating a first priority security interest in favor of the Lender in the Defeasance Collateral, as defined herein (the "Defeasance Security Agreement"), which shall provide, among other things, that any excess amounts received by the Lender from the Defeasance Collateral over the amounts payable by the Borrower hereunder shall be refunded to the Borrower promptly after each Scheduled Payment Date;

                                    (2)      direct, non-callable obligations of
                           the United States of America that provide for payments prior to and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Note (including all amounts due on the Maturity Date) for the balance of the term hereof (the "Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by the Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing granting of such security interests;

                                    (3)      a certificate of the Borrower
                           certifying that all of the requirements set forth in this subsection 4(b)(i) have been satisfied;

                                    (4)      one or more opinions of counsel for
                           the Borrower in form and substance and delivered by counsel that would be satisfactory to a prudent lender stating, among other things, that (i) the Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against the Borrower in accordance with its terms,
                           (ii) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of
                           Section 860D of the Code as a result of the defeasance pursuant to this Section 4(b), (iii) a defeasance pursuant to this Section 4(b) will not result in a deemed exchange for purposes of the Code and will not adversely effect the status of the Note as indebtedness for federal income tax purposes, (iv) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under

                           Section 547 of the Bankruptcy Code or applicable state law and (v) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower (as hereinafter defined) and its equity owners;

                                    (5)      a confirmation in writing from the
                           Rating Agencies to the effect that the release of the Premises from the lien of the Security Instrument and the substitution of Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the securities issued in connection with the Securitization which are then outstanding;

                                    (6)      a certificate of Borrower's
                           independent certified public accountant certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Monthly Payment Amount; and

                                    (7)      such other certificates, documents
                           and instruments as the Lender may reasonably require.

                  (ii) Upon compliance with the requirements of subsection 4(b)(i), the Premises shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. In addition, upon such compliance the Lender will promptly, at the Borrower's expense, execute and deliver any agreements reasonably requested by the Borrower to release the lien of the Security Instrument and the other Loan Documents from the Premises.

                  (iii) Upon the release of the Premises in accordance with this Section 4(b), the Borrower shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a successor entity designated by the Borrower which shall be a single purpose bankruptcy remote entity which is not directly or indirectly owned by Borrower and which shall be approved by Lender, (the "Successor Borrower"). Such Successor Borrower shall execute an assignment and assumption agreement in form and substance that would be satisfactory to a prudent lender pursuant to which such Successor Borrower shall assume the Borrower's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, the Borrower shall (A) deliver to the Lender one or more opinions of counsel in form and substance and delivered by counsel that would be satisfactory to a prudent lender stating, among other things, that (i) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral, (ii) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 4(b), (iii) a defeasance pursuant to this Section 4(b) will not result in a deemed exchange for purposes of the Code and will not adversely effect the status of the Note as indebtedness for federal income tax purposes,
         (iv) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law, (v) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower and its equity owners and (vi) such assignment and assumption agreement is enforceable against the Borrower and such Successor Borrower in accordance with its terms and that this Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against such Successor Borrower in accordance with their respective terms, and (B) pay all reasonable fees, costs and expenses incurred by the Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments). Upon such assignment and assumption, the Borrower shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement.

                  (c)      Partial Defeasance.

                  (i) Notwithstanding any provisions of this Section 4 to the contrary, at any time commencing with the sooner of (x) the date which is twenty-five (25) months after the "startup day," as referenced above, or (y) the forty-ninth (49th) full calendar month following final distribution of the Loan proceeds, and provided no Event of Default has occurred hereunder or under any of the Loan Documents which is not cured within any applicable grace period or cure period, the Borrower may cause the release of any Individual Property (as defined in the Loan Agreement) (such Individual Property being referred to herein as the "Release Parcel") from the Lien of the Security Instrument and the other Loan Documents upon the satisfaction of the following conditions:

                           (A) Borrower shall provide Lender not less than sixty (60) (but no more than one hundred twenty (120)) days prior written notice specifying (1) a Scheduled Payment Date (the "Partial Defeasance Date") on which Borrower shall have satisfied the conditions in this Section 4(c) and shall effect the defeasance, and (2) the Release Parcel to be released from the Lien of the Security Instrument;

                           (B) all accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to the Partial Defeasance Date, including, without limitation, all reasonable fees, costs and expenses incurred by the Lender and its agents in connection with such release (including, without limitation, the review of the materials described in subsection

                  (4)(c)(i)(C) below and any related documentation), shall be paid in full on or prior to the Partial Defeasance Date; and

                           (C) the Borrower shall deliver to the Lender on or prior to the Partial Defeasance Date:

                                    (1)      a pledge and security agreement, in
                           form and substance that would be satisfactory to a prudent lender, creating a first priority security interest in favor of the Lender in the Partial Defeasance Collateral, as defined herein (the "Partial Defeasance Security Agreement");

                                    (2)      direct, non-callable obligations of
                           the United States of America equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount for the Release Parcel (the "Partial Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by the Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Partial Defeasance Security Agreement the first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing granting of such security interests. The Partial Defeasance Collateral shall be in an amount, as determined by Lender, such that, immediately following the release of the Release Parcel, the portion of the Premises not being defeased will generate a Debt Service Coverage Ratio with respect to the Undefeased Note (as hereinafter defined) of at least equal to the greater of (i) the Debt Service Coverage Ratio on the date hereof; or (ii) the Debt Service Coverage Ratio immediately prior to the Partial Defeasance Date, in both instances taking into account the release of the Release Parcel from the Lien of the Security Instrument and the amount of the Partial Defeasance Collateral;

                                    (3)      a certificate of the Borrower
                           certifying that all of the requirements set forth in this subsection 4(c)(i) have been satisfied;

                                    (4)      one or more opinions of counsel for
                           the Borrower in form and substance and delivered by counsel that would be satisfactory to a prudent lender stating, among other things, that (i) the Lender has a legal and valid perfected first priority security interest in the Partial Defeasance Collateral and that the Partial Defeasance Security Agreement is enforceable against the Borrower in accordance with its terms, (ii) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 4(c),
                           (iii) a defeasance pursuant to this Section 4(c) will not result in a deemed exchange for purposes of the Code and will not adversely effect the status of the Defeased Note and the Undefeased Note (as those terms are hereinafter defined) as indebtedness for federal income tax purposes, (iv) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (v) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower and its equity owners;

                                    (5)      a confirmation in writing from the
                           Rating Agencies to the effect that the release of the Release Parcel from the Lien of the Security Instrument and the substitution of Partial Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the securities issued in connection with the Securitization which are then outstanding;

                                    (6)      a certificate of Borrower's
                           independent certified public accountant certifying that the Partial Defeasance Collateral together with payments under the Undefeased Note (hereinafter defined) will generate monthly amounts equal to or greater than the Monthly Payment Amount; and

                                    (7)      such other certificates, documents
                           and instruments as the Lender may reasonably require.

                           (D) Borrower shall prepare all necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to an amount such that the undefeased portion of the Premises complies with the conditions set forth in clause (C)(2) above (the "Defeased Note"), and the other note having a principal balance equal to the excess of (1) the original principal amount of the Loan, over (2) the amount of Defeased Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance and payment schedule. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized. A Defeased Note may not be the subject of any further defeasance;

                           (E) Borrower, at its sole cost and expense, shall have delivered to Lender, one or more endorsements to the mortgagee policy of title insurance delivered to Lender on or about the date hereof in connection with the Security Instrument insuring that, after giving effect to such release,
                  (1) the Liens created by the Security Instrument and insured thereunder as of the date of the Security Instrument are first priority Liens on the remaining Premises subject only to the Permitted Encumbrances applicable to the remaining Premises, and (2) that such policies on the remaining Premises issued as of the date of the Security Instrument remain in full force and effect and unaffected by such release; and

                           (F) Lender and the Rating Agencies shall have received from Borrower (1) statements of the Net Operating Income Leases, Net Operating Income Premises and Debt Service (each on a consolidated basis and separately for the Release Parcel to be released) for the trailing twelve (12) month period prior to the date of the proposed release, (2) based on the foregoing statements of Net Operating Income Leases, Net Operating Income Premises and Debt Service, calculations of the Debt Service Coverage Ratio Leases and Debt Service Coverage Ratio Premises both with and without giving effect to the proposed release, and (3) detailed calculations of the ratios referred to in the immediately preceding clause (2), accompanied by an Officers' Certificate stating that such statements, calculations and information are true, correct, and complete in all respects.

                  (ii) Upon compliance with the requirements of subsection 4(c)(i), the Release Parcel shall be released from the lien of the Security Instrument and the other Loan Documents, and the Partial Defeasance Collateral shall constitute collateral which shall secure the Defeased Note and all other obligations under the Loan Documents. In addition, upon such compliance the Lender will promptly, at the Borrower's expense, execute and deliver any agreements reasonably requested by the Borrower to release the lien of the Security Instrument and the other Loan Documents from the Release Parcel.

                  (iii) Upon the release of the Release Parcel in accordance with this Section 4(c), the Borrower shall assign all its obligations and rights under the Defeased Note, together with the pledged Partial Defeasance Collateral, to a successor entity designated by the Borrower which shall be a single purpose bankruptcy remote entity which is not directly or indirectly owned by Borrower and which shall be approved by the Lender (the "Partial Successor Borrower"). Such Partial Successor Borrower shall execute an assignment and assumption agreement in form and substance that would be satisfactory to a prudent lender pursuant to which such successor entity shall assume the Borrower's obligations under the Defeased

         Note and the Partial Defeasance Security Agreement. As conditions to such assignment and assumption, the Borrower shall (A) deliver to the Lender one or more opinions of counsel in form and substance and delivered by counsel that would be satisfactory to a prudent lender stating, among other things, that (i) Lender has a legal and valid perfected first priority security interest in the Partial Defeasance Collateral, (ii) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the partial defeasance pursuant to this Section 4(c), (iii) a partial defeasance pursuant to this Section 4(c) will not result in a deemed exchange for purposes of the Code and will not adversely effect the status of the Defeased Note and the Undefeased Note as indebtedness for federal income tax purposes, (iv) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law, (v) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Partial Successor Borrower and its equity owners and (vi) such assignment and assumption agreement is enforceable against the Borrower and such Partial Successor Borrower in accordance with its terms and the Defeased Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against such Partial Successor Borrower in accordance with their respective terms, and (B) pay all reasonable fees, costs and expenses incurred by the Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments). Upon such assignment and assumption, the Borrower shall be relieved of its obligations under the Defeased Note and under the Partial Defeasance Security Agreement.

                  (d) Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Principal Amount or any other amount under this Note, whether in whole or in part, in connection with the Lender's acceleration of the outstanding Principal Amount of this Note or otherwise, and whether the Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, the Borrower shall, in addition to any portion of the outstanding Principal Amount prepaid (together with all interest accrued and unpaid thereon), pay to the Lender a prepayment premium in an amount calculated in accordance with this Section 4(d). Such prepayment premium shall be in an amount equal to the greater of:

                           i)       1% of the Principal Amount being prepaid, or

                           ii)      the product obtained by multiplying:

                           A)       the Principal Amount being prepaid, times

                           B) the difference obtained by subtracting (I) the Yield Rate from (II) the Note Rate, times

                           C) the present value factor calculated using the following formula:

                                 l-(l+r)/-n/
                                 -------
                                    r

                                    r =   Yield Rate

                                    n =   the number of years and any
                                          fraction  thereof, remaining between
                                          the date the prepayment is made and
                                          the Maturity Date of this Note

                 As used herein, "Yield Rate" means the yield rate for the Specified U.S. Treasury Security, as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for the Specified U.S. Treasury Security, then the "Yield Rate" shall mean the yield rate for the nearest equivalent U.S. Treasury Security (as selected at the Lender's sole discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield

Rate in The Wall Street Journal is discontinued, the Lender shall determine such Yield Rate from another source selected by the Lender in the Lender's sole discretion. The "Prepayment Calculation Date" shall mean, as applicable, the date on which (i) notice of prepayment is given to the Lender, in the case of a voluntary prepayment of the entire outstanding Principal Amount of this Note,
(ii) the Lender applies any partial prepayment to the reduction of the outstanding Principal Amount hereof, in the case of a voluntary partial prepayment which is accepted by the Lender, (iii) the Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iv) the Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

                  (e) After the Lockout Period. After the expiration of the Lockout Period and upon giving the Lender at least sixty (60) days prior written notice, the Borrower may voluntarily prepay (without penalty) the Note in whole or in part on a Scheduled Payment Date.

                  (f) Prepayment Premium Due Whether Voluntary or Involuntary Prepayment. The Borrower shall pay the applicable prepayment premium due under this Section 4 regardless of whether the prepayment is voluntary or involuntary (in connection with the Lender's acceleration of the outstanding Principal Amount of this Note or otherwise) or whether the Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means.

                  (g) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, the Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of insurance proceeds or condemnation awards pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Principal Amount in accordance with Section 14 of this Note.

                  (h) Limitation on Partial Prepayments. Except as otherwise provided herein, in no event shall the Lender have any obligation to accept a partial prepayment.

                  5. Certain Provisions Regarding Payments, Prepayments and Remittances.

                  (a) Payments. Except to the extent that specific provisions are set forth in this Note or any other Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness secured by the Security Instrument in such manner and order as the Lender may elect in its sole discretion, any instructions from the Borrower or anyone else to the contrary notwithstanding. All payments made as scheduled on this Note shall be applied, to the extent thereof, to accrued but unpaid interest, late charges, accrued fees, the unpaid Principal Amount, and any other sums due and unpaid to the Lender in connection with the Loan, in such manner and order as the Lender may elect in its sole discretion.

                  (b) Prepayments. All involuntary prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining Principal Amount, and any other sums due and unpaid to the Lender in connection with the Loan, in such manner and order as the Lender may elect in its sole discretion, including but not limited to application to principal installments in inverse order of maturity.

                  (c) Remittances. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practices of the collecting bank or banks.

                  6. Acceleration. If the full outstanding Principal Amount of this Note, together with all interest due thereon and any other amounts due in respect of this Note are not paid on or before the Maturity Date or are accelerated under the terms of this Note or the other Loan Documents, the then outstanding Principal Amount, all accrued but unpaid interest thereon and any other amounts due in respect of this Note shall bear interest at the Note Rate plus four percent (4%) per annum until such Principal Amount and interest have been paid in full. Further, in the event of such acceleration, the Loan, and all other indebtedness of the Borrower to the Lender arising out of or in connection with the Loan shall become immediately due and payable, without presentment, demand, protest, dishonor or notice of any kind, all of which are hereby waived by the Borrower.

                  7.       Non-Recourse Loan.

                  (a) Subject to the provisions of Section 8 and notwithstanding any other provision in this Note or the other Loan Documents, the personal liability of the Borrower to pay the Principal Amount and interest thereon and any other sums under this Note or the other Loan Documents shall be limited to (i) the Premises, (ii) the Intangible Personalty, (iii) all Rents and Profits distributed (except to the extent that the Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums), and not applied (in accordance with the Loan Documents), first, to the payment of reasonable Operating Expenses Leases or Operating Expenses Premises as such Operating Expenses Leases or Operating Expenses Premises become due and payable, and then, to the payment of the Principal Amount and interest then due and payable under this Note and any other sums due under the other Loan Documents (including but not limited to deposits, escrows and/or reserves); provided, however, that there shall be no personal liability incurred for Rents and Profits distributed in any particular fiscal year to the extent that all Operating Expenses and principal and interest due under this Note and other sums due under the other Loan Documents (including but not limited to deposits, escrows and/or reserves) are paid in full in that fiscal year, and (iv) all other collateral or security for the Loan.

                  (b) Except as provided above and in Section 8, the Lender shall not seek (i) any judgment for a deficiency against the Borrower, or any Borrower Principal, or the Borrower's heirs, legal representatives, successors or assigns, in any action to enforce any right or remedy under the Security Instrument, or (ii) any judgment on this Note except as may be necessary in any action brought under the Security Instrument to enforce the lien against the Premises, the Intangible Personalty, the Rents and Profits or any other collateral or security for the Loan, or to exercise any remedies under any of the other Loan Documents.

                  8.       Exceptions to Non-Recourse Liability.

                  (a) If, without obtaining the Lender's prior written consent, there shall occur any violation of any of the Recourse Covenants (as defined in the Loan Agreement), and if such violation shall continue for thirty (30) days after written notice thereof from the Lender to the Borrower, then Section 7 hereof shall not apply from and after the date which is thirty (30) days after such written notice and the Borrower (each individually on a joint and several basis if more than one) shall be personally liable on a joint and several basis for full recourse liability under this Note and the other Loan Documents.

                  (b) Notwithstanding Section 7 hereof, the Borrower (each individually on a joint and several basis if more than one) shall be personally liable on a joint and several basis, in the amount of any loss, damage or cost (including but not limited to reasonable attorney's fees) resulting from (i) fraud or intentional misrepresentation by the Borrower, or any agent, contractor or employee of the Borrower, in connection with obtaining the Loan, or in complying with any of the Borrower's obligations under the Loan Documents, (ii) sale proceeds, insurance proceeds, condemnation awards, security deposits from tenants or other sums or payments received by or on behalf of the Borrower in its capacity as owner of the Premises and not applied in accordance with the provisions of the Loan Documents, (iii) after an Event of Default all Rents and Profits distributed and not applied in accordance with the provisions of the Loan Documents, first, to the payment of reasonable Operating Expenses

         Premises as such Operating Expenses Premises become due and payable, and then, to the payment of the Principal Amount and interest then due and payable under this Note and any other sums due under the other Loan Documents (including but not limited to deposits, escrows and/or reserves); provided, however, that there shall be no personal liability incurred for Rents and Profits distributed in any particular fiscal year to the extent that all Operating Expenses Premises and principal and interest due under this Note and other sums due under the other Loan Documents (including but not limited to deposits, escrows and/or reserves) are paid in full in that fiscal year (iv) the Borrower's failure following any Event of Default to deliver to the Lender on demand all Rents and Profits, security deposits, books and records relating to the Premises, (v) any damage to the Premises caused by the willful, wanton or tortious act or omission of the Borrower, (vi) the Borrower's failure to procure and maintain or cause to be maintained the insurance policies required by the Loan Agreement, (vii) the Lender's incurrence and obligation to pay attorney's fees, costs, and expenses in any bankruptcy, receivership or similar case filed by or against the Borrower, (viii) any transfer tax, recordation tax or other similar tax or assessment, if any, in connection with the transactions contemplated by the Loan Documents, or (ix) any violation of or failure to comply with the Environmental Covenants (as defined in the Loan Agreement), including without limitation, the indemnification obligations set forth therein, except to the extent any such violation or failure to comply is recovered or recoverable under any environmental insurance policy furnished by the Borrower to the Lender in connection with the Loan. Notwithstanding the foregoing, the Borrower shall not be personally liable under clauses (ii), (iii) or
         (iv) of this subsection 8(b) to the extent that the Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of the sums described in such clauses.

                  9.       No Waiver or Impairment. No provision of Section 7 or
Section 8 shall (a) affect any guaranty or similar agreement executed in connection with the debt evidenced by this Note, (b) release or reduce the debt evidenced by this Note, (c) impair the right of the Lender to enforce the Environmental Covenants pursuant to the provisions of the Loan Agreement, (d) impair the lien of the Security Instrument, or (e) constitute a waiver, forfeiture, abrogation or limitation of or on any right accorded by any law establishing a debtor-in-relief proceeding (including, but not limited to, Title 11, U.S. Code) which right provides for the assertion in such debtor-in-relief proceeding of a deficiency arising by reason of the insufficiency of collateral notwithstanding an agreement of the holder thereof not to assert such a deficiency.

                  10. Expenses. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower will pay, in addition to the Principal Amount and interest hereunder, all reasonable costs of collection, including reasonable attorney's fees.

                  11. Taxpayer Identification Number. This Note provides for the Borrower's federal taxpayer identification number to be inserted on the first page of this Note. If such number is not available at the time of execution of this Note or is not inserted by the Borrower, the Borrower hereby authorizes and directs the Lender to fill in such number on the first page of this Note when the Borrower provides to Lender, advises the Lender of, or the Lender otherwise obtains, such number.

                  12. Notice. Any notice to the Lender or the Borrower provided for in this Note shall be given in the manner provided in the Loan Agreement.

                  13. Governing Law and Jurisdiction. This Note and the other Loan Documents and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina. The Borrower and each Borrower Principal hereby submit to the jurisdiction of the state and federal courts located in the State where the Premises is located and agree that the Lender may, at its sole discretion, enforce its rights under the Loan Documents in such courts.

                  14. Maximum Rate of Interest. This Note is subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the Principal Amount at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Borrower is at any time required or obligated to pay interest on the Principal Amount at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of the Principal Amount and not on account of the interest due hereunder.

                  15. No Third Party Beneficiary. The Borrower acknowledges and agrees that (i) any arrangement for interim advancement of funds that originally is made by the Lender named in this Note to any investor in the secondary mortgage market is made pursuant to a contractual obligation of such Lender to that investor that is independent of, and separate and distinct from, the obligation of the Borrower for the full and prompt payment of the indebtedness evidenced by this Note, (ii) the Borrower shall not be deemed to be a third party beneficiary of such arrangement for interim advancement of funds, and (iii) no such interim advancement arrangement shall constitute any person or entity making such payment as a guarantor or surety of the Borrower's obligations, notwithstanding the fact that the obligations under any such interim advancement arrangement may be calculated with reference to amounts payable under this Note or the other Loan Documents.

                  16. Assignment. The holder of this Note may, from time to time, sell, assign or participate or offer to sell, assign or participate the Loan, or interests therein, to one or more Persons (including, without limitation, assignees or participants) and is hereby authorized to disseminate any information it has pertaining to the Loan, including, without limitation, any security for this Note and credit information on the Borrower, any of its principals and any Borrower Principal, to any such Person, and to the extent, if any, specified in any such sale, assignment or participation, such Person shall have the rights and benefits with respect to this Note and the other Loan Documents as such Person would have if such Person were the Lender hereunder.

                  17. General Provisions. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. The Borrower warrants and represents to the Lender and all other holders of this Note that the Loan is and will be for business or commercial purposes and not primarily for personal, family, or household use. The terms, provisions, covenants and conditions hereof shall be binding upon the Borrower and the heirs, devisees, representatives, successors and assigns of the Borrower. Captions and headings in this Note are for convenience only and shall be disregarded in construing it.

                  18. Business or Investment Purpose. The Borrower represents and warrants that the Loan evidenced by this Note is solely for the business or investment purpose of the Borrower, and is not for personal, household or agricultural purposes.

                  19.      WRITTEN AGREEMENT.

                  (a) THE RIGHTS AND OBLIGATIONS OF THE BORROWER, EACH BORROWER PRINCIPAL AND THE LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN NOTE AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE LENDER, THE BORROWER AND ANY BORROWER PRINCIPAL CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS.

                  (b) THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS NOTE OR THE LOAN DOCUMENTS.

                  (c) THIS WRITTEN NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  20. WAIVER OF JURY TRIAL. THE LENDER, THE BORROWER AND EACH BORROWER PRINCIPAL HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE LENDER, THE BORROWER AND EACH BORROWER PRINCIPAL, AND THE LENDER, THE BORROWER AND EACH BORROWER PRINCIPAL ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS NOTE HAS

MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE LENDER, THE BORROWER AND EACH BORROWER PRINCIPAL FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal as of the day and year first above written.

                                       INNKEEPERS RI NORTHWEST, L.P.


                                       By:  Innkeepers RI Northwest, Inc., a
                                            Virginia corporation, sole
                                            general partner

                                            By:                        (SEAL)
                                               ------------------------
                                              Name:
                                              Title:


                                       INNKEEPERS SUMMERFIELD GENERAL, L.P.


                                       By:  Innkeepers RI Northwest, Inc., a
                                            Virginia corporation, its
                                            general partner

                                            By:                        (SEAL)
                                               ------------------------
                                              Name:
                                              Title: